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                                                                   EXHIBIT 10.64


                  6.51%  SUBORDINATED NOTE DUE AUGUST 30, 2006

US $7,185,467                                              HOUSTON, TEXAS
                                                           AUGUST 30, 1996

         1. PRINCIPAL AND INTEREST PAYMENTS. For value received, Paracelsus Healthcare Corporation, a California corporation with a business address at 515
W. Greens Road, Suite 800, Houston, Texas 77067 (the "Maker" or the "Company"), hereby promises to pay to the order of Park Hospital GmbH, a German corporation with a business address at AM Natruper Holz 69, D-49076 Osnabruck, Federal Republic of Germany, or its registered assigns (the "Holder"), the principal sum of SEVEN MILLION, ONE HUNDRED EIGHTY FIVE THOUSAND AND FOUR HUNDRED SIXTY-SEVEN DOLLARS ($7,185,467), with interest on unpaid principal at the rate of 6.51% per annum from this date until paid, principal and interest payable in lawful money of the United States of America in equal, successive yearly installments of $1 million, consisting of 1/10 of the principal amount hereof together with interest thereon, commencing on August 30, 1997 and continuing on each annual anniversary thereof until August 30, 2006, at which time any unpaid balance of principal and all accrued and unpaid interest thereon will be due and payable. Interest will be computed on the basis of a 360-day year of twelve 30- day months. The Company will pay interest on the Note (except defaulted interest) to the person who is the registered holder of Note at the close of business on the fourth business day prior to the interest payment date. The Company may mail an interest check to the Holder's registered address. Each payment will be applied first to interest then due and the remainder to principal. Certain capitalized terms used herein are defined in Section 11 below.

         2.   SUBORDINATION

         2.1 SECURITIES SUBORDINATED TO SENIOR INDEBTEDNESS. The Company for itself and its successors, and the Holder by its acceptance of the Note, agree that the payment of the Note by the Company is subordinated, to the extent and in the manner provided in this Section 2, to the prior payment in full of all Senior Indebtedness, whether outstanding on the date of this Note or thereafter incurred. This Section 2 will constitute a continuing offer to all persons who, in reliance upon its provisions, become holders of, or continue to hold, Senior Indebtedness, and such holders are made obligees under this Section 2 and they and/or each of them may enforce its provisions.

         2.2  NO PAYMENT ON NOTES IN CERTAIN CIRCUMSTANCES

              (a) No payment or distribution of cash or property (other than capital stock of the Company or other securities of the Company that are subordinated to Senior Indebtedness to at least the same extent as the Note) of the Company will be made on account of principal of or interest on the Note, or to defease or acquire the Note (i) upon the
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maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, unless and until all Senior Indebtedness shall first be paid in full in cash, or such payment duly made in a manner satisfactory to the holders (or a trustee or authorized agent on behalf thereof) of such Senior Indebtedness,
(ii) in the event that the Company defaults in the payment of any principal of, premium, if any, or interest on or any other amounts payable on or due in connection with any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, unless and until such default has been cured or waived in writing or has ceased to exist., (iii) in the event any judicial proceeding shall be pending with respect to any of the events described in clauses (i), (ii) or
(iv) of this Section 2.2(a) or (iv) any other default shall have occurred and be continuing that would permit the holders (or a trustee or authorized agent on behalf thereof) of the Designated Senior Indebtedness to accelerate the maturity of Designated Senior Indebtedness, upon written notice (a "Payment Blockage Notice") of the default given to the Company and the Holder by the holders of, or an agent, trustee or other representative for, such Designated Senior Indebtedness, then, unless and until such default has been cured or waived in writing, no payment or distribution of cash or property (other than capital stock of the Company or other securities of the Company that are subordinated to Senior Indebtedness to at least the same extent as the Note) shall be made by the Company with respect to the principal of or interest on the Note or to acquire or repurchase the Note for cash or property other than Capital Stock of the Company. With respect to clause (iv) above, if such Designated Senior Indebtedness is not declared due and payable within 270 days after the Payment Blockage Notice is given, promptly after the end of the 270-day period the Company will pay all sums due in respect of the Note and not paid during the 270-day period. Payments on the Note may and shall be resumed in the case of a payment default upon the date on which such default is cured or waived. During any 540-day consecutive period, only one such period during which payment with respect to the Note may not be made pursuant to clause (iv) above may commence and the duration of such period may not exceed 270 days. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Holder shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 90 days.

              (b) if any payment or distribution of assets of the Company is received by the Holder in respect of the Note at a time when that payment or distribution should not have been made because of paragraph (a) of this Section 2.2, such payment or distribution will be received and held and will be paid over to the holders of Senior Indebtedness (PRO RATA as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) until all such Senior Indebtedness has been paid in full, after giving effect to any
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concurrent payment or distribution or provision therefor to the holders of such
Senior Indebtedness.

         2.3  NOTE SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON
DISSOLUTION, LIQUIDATION OR REORGANIZATION.   Upon any distribution of assets
of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership or similar proceeding relating to the Company or its property or upon an assignment for the benefit of creditors or any marshalling of the Company's assets or liabilities or otherwise):

              (a) the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due on or in respect of on Senior Indebtedness (including interest accruing after the commencement of a bankruptcy or insolvency at the rate specified in the applicable Senior Indebtedness and including, without limitation, in respect of premiums, indemnities or otherwise, and all indebtedness under the Credit Agreement which is disallowed, avoided or subordinated pursuant to Section 548 of Title 11, United States Code or any applicable state fraudulent conveyance law) in cash before the Holder is entitled to receive any payment or distribution on account of the principal of or interest on the Note;

              (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (except that the Holder may receive securities that are subordinated at least to the same extent as the Note is subordinated to Senior Indebtedness as provided in this Section 2 and any securities issued in exchange for Senior Indebtedness), to which the Holder would be entitled except for the provisions of this Section 2.3, will be paid by the liquidating trustee or agent or other persons making such a payment or distribution directly to the holders of Senior Indebtedness (PRO RATA to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives to the extent necessary to make or provide for payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness or provision for that payment or distribution; and

              (c) if, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (except that the Holder may receive securities that are subordinated at least to the same extent as the Note is so subordinated to Senior Indebtedness as provided in this Section 2 and any securities issued in exchange for Senior Indebtedness) is received by the Holder on account of the principal of or interest on the Note (notwithstanding the provisions of this Section 2.3) before all Senior Indebtedness is paid in full such payment or distribution will be received and held in trust for and will be forthwith paid over to the
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holders of the Senior Indebtedness remaining unpaid or unprovided for or their representatives for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for the payment of such Senior Indebtedness until all such Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

              The Company will give prompt written notice to the Holder of any dissolution, winding up, liquidation or reorganization of it or any assignment for the benefit of its creditors.

         2.4 HOLDER TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS. Subject to the prior payment in full of all Senior Indebtedness, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full; and, for the purposes of such subrogation:

              (a) no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holder would be entitled except for the provisions of this Section 2 and no payment pursuant to the provisions of this Section 2 to the holders of Senior Indebtedness by the Holder shall, as between the Company, its creditors (other than holders of Senior Indebtedness) and the Holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and

              (b) no payment or distributions of cash, property or securities to or for the benefit of the Holder pursuant to the subrogation provisions of this Section 2, which would otherwise have been paid to the holders of Senior Indebtedness, shall be deemed to be a payment by the Company to or for the account of the Note.

              It is understood that the provisions of this Section 2 are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

         2.5 OBLIGATIONS OF THE COMPANY UNCONDITIONAL. Nothing contained in this Section 2 or elsewhere in this Note is intended to or will impair, as between the Company and the Holder, the obligations of the Company, which are absolute and unconditional, to pay to the Holder the principal of and interest on the Note as and when they become due and payable in accordance with their terms, or is intended to or will affect the relative rights of the Holder and creditors of the Company other than the holders of the Senior Indebtedness, nor will anything herein or therein prevent the Holder from exercising all remedies otherwise
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permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section 2 of the holders of Senior Indebtedness to receive the cash, property or securities of the Company receivable upon the exercise of any such remedy.

         2.6 SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY OR HOLDERS OF SENIOR INDEBTEDNESS. No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms of this Note, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. Without in any way limiting the generality of the foregoing, the holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to the Note or the Holder.

         2.7 THIS SECTION NOT TO PREVENT EVENTS OF DEFAULT. The failure to make a payment on account of the principal of or interest on the Note by reason of any provision of this Section 2 will not be construed as preventing the occurrence of an Event of Default.

         2.8 REPRESENTATIVE OF SENIOR INDEBTEDNESS. Any notices to be given or payments to be made to any holders of Senior Indebtedness pursuant to this Note may be made or given to their authorized representative.

         3.   EVENTS OF DEFAULT

         3.1 EVENTS OF DEFAULT. Each of the following constitutes an "Event of Default":

              (a) default for 30 days in the payment when due of interest on the Note (whether or not prohibited by Section 2 of this Note);

              (b) default in payment when due of principal on the Note, either at maturity, by declaration or otherwise (whether or not prohibited by Section 2 of this Note);

              (c) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such indebtedness or guarantee exists as of the date of this Note, or is created after the date of this Note, after which default the holders of such Indebtedness accelerate
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the maturity of such Indebtedness having an outstanding principal amount of at least $15 million, or a failure to pay such Indebtedness having an outstanding principal amount of at least $15 million at its stated maturity, as such maturity may be extended, provided that such acceleration or failure to pay is not cured within 30 days after such acceleration or failure to pay;

              (d) failure by the Company or any of its Subsidiaries to pay final non-appealable judgments (to the extent not covered by insurance and as to which the insurer has not acknowledged coverage in writing) aggregating in excess of $15 million which are not stayed within 60 days after their entry:

              (e) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company or any of its Significant Subsidiaries, or of the property of any such person, or for the winding up or liquidation of the affairs of any such person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

              (f) the Company or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall be generally unable to pay its debts as they become due.

              The Subordination provisions set forth in Section 2 prohibiting the Company from making a payment or distribution of cash or property on account of principal or interest on the Note, or to defease or acquire the Note, shall not prevent the occurrence of an Event of Default.

         3.2 ACCELERATION. If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (e) or (f) of Section 3.1 relating to the Company), unless the principal of the Note shall have already become due and payable, the Holder, by notice in writing to the Company (an "Acceleration Notice"), may declare all
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principal and accrued interest on the Note to be due and payable (a)
immediately if no Senior Bank Debt or Existing Senior Subordinated Notes are outstanding or (b) if Senior Bank Debt or Existing Senior Subordinated Notes are outstanding, upon the earlier of (i) ten days after such Acceleration Notice is received by the Company or (ii) the acceleration of Senior Indebtedness; PROVIDED, that (x) prior to the expiration of such period, such acceleration shall be automatically rescinded and annulled without further action required on the part of the Holder in the event that any default specified in the Acceleration Notice under the Note shall have been cured, waived or otherwise remedied and (y) at any time before the entry of a judgment or decree for the payment of moneys due under this Note, the Holder may waive all defaults and annul the consequences thereof if certain conditions are satisfied, including that all Events of Default (other than the non-payment of the principal of the Note which became due by acceleration) shall have been cured, waived or otherwise remedied. If an Event of Default specified in clause (e) or (f) of Section 3.1 above relating to the Company occurs, all principal and accrued interest shall be immediately due and payable on this Note without any declaration or other act on the part of the Holder. Prior to the declaration of acceleration of the maturity of the Note, the Holder may waive any default, except where such waiver would conflict with any judgment or decree of a court of competent jurisdiction.

         3.3 WAIVER OF PAST DEFAULTS. The Holder may waive in writing an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of or interest on the Note. Upon any such waiver in writing, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Note; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         3.4 RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Note, the right of the Holder to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

         4. REMEDIES. Upon the occurrence of an Event of Default (and for so long as it continues), the Holder shall have the option to declare the entire balance of principal, together with all accrued interest thereon, immediately due and payable. Upon the Holder so declaring the principal and interest to be immediately due and payable, the entire principal balance of this Note, together with all interest theretofore accrued thereon, shall thereafter bear interest at a per annum rate equal to eight and one-half percent (8-1/2%). No delay or omission on the part of the Holder hereof in exercising any right under this Note shall operate as a waiver of such right.

         5.   TRANSFER AND EXCHANGE; REPLACEMENT NOTES.

         5.1 TRANSFER AND EXCHANGE. Where the Note is presented to the Company with a request to register a transfer or to exchange it for an equal principal amount of Notes of other denominations, the Company shall register the transfer or make the exchange if its reasonable requirements for such transactions are met; PROVIDED, HOWEVER, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company duly executed by the Holder thereof or by its, his or her attorney duly authorized in writing. No service charge shall be made to the Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

         5.2 REPLACEMENT NOTES. If any mutilated Note is surrendered to the Company and the Company receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and authenticate a replacement Note. If reasonably required by the Company, an indemnity bond must be supplied by the Holder that is in the judgment of the Company sufficient to protect the Company from any loss which it may suffer if a Note is replaced. Every replacement Note issued pursuant to this Section 5.2 in lieu of any destroyed, lost or stolen Note shall constitute an additional obligation of the Company.

         6. WAIVER. The Maker hereby waives diligence, presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note and expressly agrees, without in any way affecting the liability of the Maker hereunder, that the Holder may extend any maturity date or the time for payment of any amount due hereunder.

         7. ATTORNEYS' FEES; COSTS OF COLLECTION. If this Note is not paid when due or if any Event of Default occurs, the Maker promises to pay all reasonable costs of enforcement and collection, including but not limited to the Holder's reasonable attorneys' fees whether or not legal proceedings were commenced.

         8. SEVERABILITY. Every provision of this Note is intended to be severable. In the event any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

         9. INTEREST RATE LIMITATION. It is the intent of the Maker and the Holder in the execution of this Note and in all transactions related hereto to comply with the Usury Laws. In the event that, for any reason, it should be determined that the Usury Laws apply to this Note, the Holder and the Maker stipulate and agree that none of the terms and provisions contained herein or in the Dividend and Note Agreement shall ever be construed to create a contract for use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the Usury Laws. In such event, if the Holder shall collect monies or other property which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the Usury Laws, all such sums or property deemed to constitute interest in excess of such maximum rate shall, at the option of the Holder, be credited to the payment of the principal sum due hereunder.

         10. NO RECOURSE AGAINST OTHERS. A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Note or for any claim based on, in respect of or by reason of such obligations or their creation. The Holder by accepting the Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Note.

         11.  CERTAIN DEFINITIONS.

              "AFFILIATE" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise.

              "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the interest rate implicit in the lease, compounded semiannually) of the obligation of the lessee of the property subject to such sale-leaseback transaction for rental payments during the remaining term of the lease included in such transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

              "BANKRUPTCY LAW" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

              "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the discounted present value of the rental obligations of any person under any lease of any property that would at such time be so required to be capitalized on the balance sheet of such person in accordance with GAAP.

              "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), and (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of the issuing Person.

              "CONSOLIDATED SUBSIDIARY" of any person means a person which for financial reporting purposes is or, in accordance with GAAP should be, accounted for by such person as a consolidated subsidiary.

              "CREDIT AGREEMENT" means that certain Credit Agreement, dated as of December 8, 1995, by and among the Company and Bank of America National Trust and Savings Association and NationsBank of Tennessee, N.A., providing for up to $280 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time when such agreement is refinanced, that certain Credit Agreement, dated as of August 16, 1996, by and among the Company and Bank of America N.T.S.A. and the other lenders party thereto, providing for up to $400 million of revolving credit borrowing's including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

              "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy law.

              "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

              "DESIGNATED SENIOR INDEBTEDNESS" means (i) the Senior Bank
Debt and (ii) any other Indebtedness constituting Senior Indebtedness permitted under the Existing Senior Subordinated Notes Indenture or the New Senior Subordinated Notes Indenture and which at the time of determination has an aggregate amount outstanding of at least $10 million and is specifically designated in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

              "DISQUALIFIED STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is, pursuant to a sinking fund obligation or redeemable for cash at the option of the holder thereof, in whole or in part, on or prior to October 15, 2006.

              "DIVIDEND AND NOTE AGREEMENT" means the Dividend and Note Agreement dated as of August 16, 1996, by and between Park Hospital GmbH and the Company.

              "EXISTING SENIOR SUBORDINATED NOTES" means the Company's 9-7/8% Senior Subordinated Notes due 2003.

              "EXISTING SENIOR SUBORDINATED NOTES INDENTURE" means the indenture, dated as of the October 15, 1993, between the Company and The Bank of New York, as successor to NationsBank of Tennessee, N.A., as trustee, with respect to the Existing Senior Subordinated Notes.

              "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

              "HEDGING OBLIGATIONS" means, with respect to any person, the obligations of such person under (i) interest rate swap agreements, interest rate cap agreements interest rate floor agreements, and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such person against fluctuations in interest rates.

              "INDEBTEDNESS" of any person means at any date, without duplication, (i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such person to pay the deferred price of property or services required to be accrued on the balance sheet of such person, except accounts payable arising in the ordinary course of business, (iv) all Capital Lease Obligations of such person, (v) all Indebtedness of others secured by a Lien on any asset of such person, whether or not such Indebtedness is assumed by such person (the amount of such obligation being deemed to be the lesser of the value of the property or assets or the amount of the obligation so secured), (vi) all Indebtedness of others guaranteed by such person, (vii) all obligations of such person to reimburse the issuer of any letter of credit,
(viii) Attributable Debt of such person, (ix) preferred stock issued by a Subsidiary of such person, (x) Disqualified Stock, and (xi) Hedging Obligations; PROVIDED, HOWEVER, that "Indebtedness" does not include any obligations pursuant to receivables not required under GAAP to be booked as liabilities on the balance sheet of such person.

              "NEW SENIOR SUBORDINATED NOTES" means the Company's 10% Senior Subordinated Notes due 2006.

              "NEW SENIOR SUBORDINATED NOTES INDENTURE" means the indenture dated as of August 16, 1996, between the Company and AmSouth Bank of Alabama, as trustee, with respect to the New Senior Subordinated Notes.

              "SENIOR BANK DEBT" means, with respect to any person, the Indebtedness outstanding under the Credit Agreement as such agreement may be restated, further amended, supplemented or otherwise modified or replaced from time to time hereafter, together with any refunding or replacement of such Indebtedness, up to an aggregate maximum principal amount outstanding or available at any time of $400 million, less the aggregate amount of all proceeds of sales or other disposition of assets (i) applied to reduce the outstanding amount of such Indebtedness and (ii) not reinvested in the business or businesses of the Company or any of its Consolidated Subsidiaries or otherwise in accordance with the terms of the New Senior Subordinated Notes Indenture. and the Existing Senior Subordinated Notes Indenture.

              "SENIOR INDEBTEDNESS" means (i) the Senior Bank Debt, the New Senior Subordinated Notes, the Existing Senior Subordinated Notes and all indebtedness ranking senior to or PARI PASSU with the Existing Senior Subordinated Notes or New Senior Subordinated Notes; (ii) all obligations consisting of the principal, premium, if any, and accrued and unpaid interest, whether existing on the date of this Note or thereafter incurred, in respect of
(A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness for which the Company is responsible or liable; (iii) all Capital Lease Obligations of the Company; (iv) all obligations of the Company (A) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (B) under interest rate swaps, caps, collars, options or similar arrangements and foreign currency hedges entered into in respect of any obligations described in clauses (i), (ii) and (iii) immediately above and (C) issued or assumed as the deferred purchase price of property or services and all conditional sale obligations and all obligations under any title retention agreement; (v) all obligations of the type referred to in clauses (ii), (iii) and (iv) immediately above and all dividends of other persons for the payment of which, in either case, the Company is responsible or liable as obligor, guarantor or otherwise; (vi) all obligations consisting of modifications, renewals, extensions, replacements and refundings of any obligations described in clause (i), (ii), (iii), (iv) or (v) immediately above; (vii) any other Indebtedness which by its terms or the terms of any instrument creating it is designated as "Senior Indebtedness" under the terms of the Existing Senior Subordinated Notes Indenture or the New Senior Subordinated Notes Indenture, or is otherwise expressed as being senior in right of payment to the Existing Senior Subordinated Notes or the New Senior Subordinated Notes. Notwithstanding anything to the contrary in the foregoing, "Senior Indebtedness" shall not include any Indebtedness, liability or obligation of the Company (i) as to which the terms of the instrument creating or evidencing the same provide that such Indebtedness is not senior in right of payment to this Note, (2) to any trade credit, (3) owed to a person when such person is a Subsidiary or any other Affiliate of the Company, (4) that portion of which is incurred in violation of this Note and (5) for Federal, state, local or other taxes owed or owing by the Company.

              "SIGNIFICANT SUBSIDIARY" means any Subsidiary which would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulations S-X promulgated pursuant to the Act, as such Regulations S-X is in effect on the date hereof.

              "SUBSIDIARY" means with respect to any person (i), any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any person or one or more of the other Subsidiaries of such person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the general managing partner of which is such person or a Subsidiary of such person or (b) the only general partners of which are such person or one or more Subsidiaries of such person (or any combination thereof).

              "USURY LAWS" means, collectively, the usury laws of the State of New York (or the usury laws of any other state that might be determined by a court of competent jurisdiction to be applicable notwithstanding such notice of law).

         12. APPLICABLE LAW AND VENUE. This Note shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to the conflicts of laws principles thereof. The Maker irrevocably submits to (and this Note shall be subject only to) the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement, and in respect of the transactions contemplated hereby, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. It is irrevocably agreed that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. Any such court shall have jurisdiction over the person of such party and over the subject matter of such dispute and agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in applicable law, shall be valid and sufficient service thereof.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be executed as of the year and date first above written.



                                  PARACELSUS HEALTHCARE CORPORATION


                                  By:  \s\ Deborah H. Frankovich
                                  ------------------------------------------
                                  Name:   Deborah H. Frankovich
                                  Title:  Vice President and Treasurer